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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
The Doe Run Resources Corporation
and Subsidiaries

We consent to the use of our report, which was based on our audits and the audits of other auditors, dated December 19, 1997, except for note 15 as to which the date is March 12, 1998, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

St. Louis, Missouri
January 20, 1999